EXHIBIT 99.1

The following form of telephone voting script is being used in connection with voting by shareholders of American Express Company with respect to the registrant’s 2006 Annual Meeting of Shareholders.

AMERICAN EXPRESS COMPANY

TELEPHONE VOTING

FOR SHAREHOLDERS

Dialogue Number	Type of Dialogue	Dialogue
1	Greeting 1	Hello. Thank you for calling the Telephone Proxy Voting Service.
ð Go to dialogue # 2.

2	Greeting 2	Press one if you are calling from a touch-tone phone and have your Proxy form in front of you.
+ Enter ‘1’
ð Go to dialogue # 3.
+ Enter invalid response. “Please call back when you have your Proxy Form. Thank you for calling the Telephone Proxy Voting Service. This concludes your transaction.”
ð Disconnect.

G       When an invalid response of more than 1 digit (that is not and 1) is entered or when nothing is entered. “Please call back when you have your Proxy Form. Thank you for calling the Telephone Proxy Voting Service. This concludes your transaction.”

ð Disconnect.

3	Let’s Begin	Let’s begin.
ð Go to dialogue # 4.

4	Enter CN	Please enter the control number, which is labeled as such, or located in the box indicated by the arrow on your vote instruction form, followed by the pound sign.
+ Enter 12 valid Control Number digits followed by the # sign during or after dialogues # 3 & 4.
ð Go to dialogue # 6.
+ Enter 12 invalid Control Number digits during or after dialogues # 3 & 4. “Sorry, your Control Number is invalid.”
ð Go to dialogue # 4.

•       A third invalid attempt triggers the ‘Sorry, since your entry of the control number was invalid, we are not able to process your transaction at this time. You will be able to access the system in 24 hours. Or the ‘Sorry Problems’ message and disconnects.

+ Enter 1 to 11 invalid digits/characters during or after dialogues # 3 & 4. “Sorry, your input was invalid.”
ð Go to dialogue # 4.

•       A third invalid attempt triggers the “Sorry, since your entry of the control number was invalid, we are not able to process your transaction at this time. You will be able to access the system in 24 hours. Or the ‘Sorry Problems’ message and disconnects.

+ Enter nothing. “I have not received your response.” OR “Sorry, your input was invalid.”
ð Go to dialogue # 4.
• A third no response triggers the ‘Sorry Problems’ message and disconnects.
4A	Previously Voted	Thank you. A vote has already been recorded for this control number. If you want to change your vote, press 1. If you do not want to change your vote, press 2.
+ Enter ‘1’.
ð Go to dialogue # 6.
+ Enter ‘2’.
ð If this concludes your business press 1.
+ If you would like to vote for another Proxy election press 2.
+ Enter nothing or an invalid response. “I have not received your response.” OR “Sorry, your input was invalid.”
ð Go to dialogue # 6.
• A third no response or invalid response triggers the ‘Sorry Problems’ message and disconnects.
+ Enter ‘1’ Thank you for calling the Telephone Proxy Voting Service. This concludes your transaction.
+ Enter 2
ð Go to dialogue # 4.
+ Enter nothing or an invalid response. “I have not received your response.” OR “Sorry, your input was invalid.”
ð Go to dialogue # 6.
• A third no response or invalid response triggers the ‘Sorry Problems’ message and disconnects.

5	Too Late!	When vote is on the day of or past the meeting date . . .
“Your vote cannot be accepted. It is the date of the meeting or the vote is late.”
ð Disconnect.

6	Accept Default	If you elect to vote as the Board of Directors recommends, press one. If you elect to vote on directors and proposals individually, press two.
+ Enter ‘1’.
ð Go to dialogue # 23.
+ Enter ‘2’.
ð Go to dialogue # 7.
+ Enter nothing or an invalid response. “I have not received your response.” OR “Sorry, your input was invalid.”
+
ð Go to dialogue # 6.
• A third no response or invalid response triggers the ‘Sorry Problems’ message and disconnects.

Dialogues numbered 7 through 22 are only reached when caller elects to vote on directors and proposals individually.

7	Nominee Vote	If you wish to vote for all nominees, press one. To withhold all nominees, press two. To withhold specific nominees, press three.
+ Enter ‘1’.
ð Go to dialogue # 8.
+ Enter ‘2’.
ð Go to dialogue # 9.
+ Enter ‘3’.
ð Go to dialogue # 10.
+ Enter nothing or an invalid response. “I have not received your response.” OR “Sorry, your input was invalid.”
ð Go to dialogue # 7.
• A third no response or invalid response triggers the ‘Sorry Problems’ message and disconnects.

8	For All Nominees	You have voted for all nominees. If this is correct, press one. If this is not correct, press two.
+ Enter ‘1’.
ð Go to dialogue # 16.
+ Enter ‘2’.
ð Go to dialogue # 7.
+ Enter nothing or an invalid response. “I have not received your response.” OR “Sorry, your input was invalid.”
ð Go to dialogue # 8.
• A third no response or invalid response triggers the ‘Sorry Problems’ message and disconnects.
9	Withhold All Nominees	You have voted to withhold all nominees. If this is correct, press one. If this is not correct, press two.
+ Enter ‘1’.
ð Go to dialogue # 16.
+ Enter ‘2’.
ð Go to dialogue # 7.
+ Enter nothing or an invalid response. “I have not received your response.” OR “Sorry, your input was invalid.”
ð Go to dialogue # 9.
• A third no response or invalid response triggers the ‘Sorry Problems’ message and disconnects.

10	Specific Nominee	You have chosen to withhold Specific Nominees.
ð Go to dialogue # 11.

11	Enter Nominee	Enter the two digit number that is in front of the name of the nominee you wish to withhold. If you are finished enter zero zero.
+ Enter valid two digit number between 1 and 12.
ð Go to dialogue # 12.
+ Enter valid two digit number between 1 and 12 that was previously entered - therefore a duplicate nominee number.
ð Go to dialogue # 13.
+ Enter ‘00’.
ð Go to dialogue # 16.
+ Enter invalid digit(s).
ð Go to dialogue # 14.
+ Enter nothing.
ð Go to dialogue # 16.

12	Verify Nominee	You have entered Nominee Number . . . If this is correct, press one. If this is not correct, press two.
+ Enter ‘1’.
ð Go to dialogue # 15.
+ Enter ‘2’.
ð Go to dialogue # 15.
+ Enter nothing or an invalid response. “I have not received your response.” OR “Sorry, your input was invalid.”
ð Go to dialogue # 12. – (Only “if…correct, press one; if…not correct, press two” is repeated.
• A third no response or invalid response triggers ‘Sorry Problems’ message and disconnects.

13	Duplicate Nominee	You have already selected Nominee Number . . .
ð Go to dialogue # 15.

14	Invalid Nominee	Your entry was invalid. The Nominee Number must be between one and 12.
ð Go to dialogue # 15.

15	Another Nominee	If you wish to withhold another nominee, enter the two digit number that is in front of the name of the nominee you wish to withhold. If you are finished, enter zero zero.
+ Enter valid two digit number between 1 and 12.
ð Go to dialogue # 12.
+ Enter valid two-digit number between 1 and 12.
ð Go to dialogue # 13.
+ Enter ‘00’.
ð Go to dialogue # 16.
+ Enter invalid nominee number.
ð Go to dialogue # 14.
+ Enter nothing.
ð Go to dialogue # 16.

16	Proposal Voting	Proxy Voting continues with Proposal Voting.
ð Go to dialogue # 17.

17	Proposal Name	We are ready to accept your vote for Proposal . . .
ð Go to dialogue # 18

18	Proposal Vote	If you are voting for this proposal, press one. If you are voting against this proposal, press two. If you wish to abstain, press three.
+ Enter ‘1’, ‘2’, ‘3’, etc. (proposal numbers may vary) to vote on a specific proposal.
ð Go to dialogue # 17 to vote on another proposal.
+ Enter nothing or invalid response. “I have not received your response.” OR “Sorry, your input was invalid.”
ð Go to dialogue # 17.
• A third no response or invalid response triggers ‘Sorry Problems’ message and disconnects.
Repeat 17 & 18 until all proposals have been voted.
ð Go to dialogue # 28 to indicate response to data collection.

19	Nominee Vote Confirmation	You have voted for all Nominees. OR
You have voted to withhold all Nominees. OR
You have voted to withhold Nominee . . .
ð Go to dialogue # 20.

20	Proposal Vote Confirmation	You have voted for Proposal . . . OR
You have voted against Proposal . . . OR
You have voted to abstain from Proposal . . .
+ Dialogue 20 is repeated until all proposal votes are verified.
ð Go to dialogue # 21.

21	Confirmation of Householding	You have consented to receive certain future investor communications in a single package per household. OR
You did not consent to receive certain future investor communications in a single package per household. If this is correct press 1. If this is incorrect, press 2.
+ Enter ‘1’.
ð Go to dialogue # 22.
+ Enter ‘2’.
ð Go to dialogue # 28.

22	Confirmation of Votes	If this is correct, press one. If this is not correct, press two. If you would like your vote repeated to you, press three.
+ Enter ‘1’. “A vote has been recorded for Control Number . . . . . . . . ..”
ð Go to dialogue # 25.
+ Enter ‘2’.
ð Go to dialogue # 6.
• A third entry of this response triggers the ‘Too Many Incorrect’ message, followed by the ‘Sorry Problems’ message and disconnects.
+ Enter ‘3’.
ð Go to dialogue # 19.
ð Enter nothing or invalid response. “I have not received your response.” OR “Sorry, your input was invalid.”
ð Go to dialogues # 19, 20, 21.
• A third no response or invalid response triggers ‘Sorry Problems’ message and disconnects.

23	Vote Recommended	You have elected to vote as the Board of Directors has recommended.
ð Go to dialogue # 24.

24	Board Recommends	Recommended elections include a vote to approve all proposed nominees and a vote for proposals zero two, and a vote against proposal zero three, zero four, zero five, zero six. If this is correct, press one. If this is not correct, press two. If you would like your vote repeated to you, press three.
+ Enter ‘1’ “A vote has been recorded for Control Number . . . . . . . . ..”.
ð Go to dialogue # 25.
+ Enter ‘2’.
ð Go to dialogue # 6.
• A third entry of this response triggers the ‘Too Many Incorrect’ message, followed by the ‘Sorry Problems’ message and disconnects.
+ Enter ‘3’.
ð Go to dialogue # 23.
+ Enter nothing or an invalid response. “I have not received your response.” OR “Sorry, your input was invalid. “
ð Go to dialogue # 23.
• A third no response or invalid response triggers ‘Sorry Problems’ message and disconnects.
25	Conclude Business	If this concludes your business, press one. If you would like to vote for another Proxy Election, press two.
+ Enter ‘1’.
ð Go to dialogue # 26.
+ Enter ‘2’.
ð Go to dialogue # 26.
+ Enter nothing or invalid response. “I have not received your response.” OR “Sorry, your input was invalid.”
ð Go to dialogue # 25.
• A third no response or invalid response triggers ‘Sorry Problems’ message and disconnects.
26	Record Votes	All of your votes have been recorded by the Telephone Proxy Voting Service. Do not mail in your proxy card. Keep it as a record of your vote.
ð Go to dialogue # 4 - if voting for another Proxy Election based on voter’s response to dialogue # 25.
ð Go to dialogue # 27 - if not voting for another Proxy Election based on voter’s response to dialogue #25.
27	Thank You	Thank you for calling the Telephone Proxy Voting Service. This concludes your transaction.
ð Disconnect.
28	Householding Prop.	To consent to receive certain future investor communications in a single package per household, please press 1 for YES or 2 for NO
ð Go to dialogue # 19.

STANDARD DIALOGUES REPEATED UNDER VARIOUS CONDITIONS

The dialogues below are spoken under various circumstances. Generally, the “ANI Blocked ” dialogue is repeated on the third invalid attempt to enter the control number, and the “Sorry Problems” for the third attempt to get valid information.

Type of Instruction	Dialogue
Sorry Problems	We are sorry you are experiencing problems entering your vote. Please call later and try again.

G NOTE
The “Sorry Problems” dialogue is generally repeated after any combination of three invalid responses or non response to a set of dialogues. This is followed by a disconnection.

Too Many Incorrects	You have made too many incorrect entries. Please call back when you have the correct information.

G NOTE
The “Too Many Incorrects” dialogue is generally repeated when there are several changes and inconsistencies responding to a set of dialogues. This is followed by the “Sorry Problems” dialogue and a disconnection.

Invalid Input	Sorry, your input was invalid.

Pause .5	[ 500 ms of silence ] (Amount of pause time permitted between caller’s vote and continuation of telephone dialogue.)

ER-SIX	Your vote cannot be accepted. It is the day of the meeting or the vote is late.

ANI Blocked	Sorry, since your entry of the control number was invalid. We are not able to process your transaction at this time. You will be able to access the system in 24 hours. Or the ‘Sorry Problems’ message and disconnects.

ERR24	I’m sorry, this meeting exceeds the maximum number of proposals accepted by the telephone voting system. Please return the paper vote instruction form to ADP.

ERR25	I’m sorry, this meeting exceeds the maximum number of director nominees accepted by the telephone voting system. Please return the paper vote instruction form to ADP.